EXHIBIT 99.1

                            PREDICTIVE SYSTEMS, INC.

                               19 West 44th Street
                               New York, NY 10036

               LETTER TO COMMISSION PURSUANT TO TEMPORARY NOTE 3T

                                 March 27, 2002


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549-0408

Ladies and Gentlemen:

         Pursuant to Temporary Note 3T to Article 3 of Regulation S-X, Predictive Systems, Inc. has obtained a letter of representation from Arthur Andersen LLP ("Andersen") stating that the December 31, 2001 audit was subject to their quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.



                                         Very truly yours,

                                         Predictive Systems, Inc.

                                         /s/ Gerard E. Dorsey
                                         --------------------
                                         Gerard E. Dorsey
                                         Chief Financial Officer